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                                                                    Exhibit 99.1


                                                         Contact: Louise Solomon
                                                                   Tower Records
                                                                  (916) 373 2574
                                                       lsolomon@towerrecords.com

                              FOR IMMEDIATE RELEASE
          MTS, INCORPORATED COMPLETES AMENDMENT TO EXTEND MATURITY DATE
                             OF ITS CREDIT FACILITY


Sacramento, CA - MTS, Incorporated, dba Tower Records, the leading independent specialist retailer of entertainment software, today reported that the company has formally agreed with its bank group to extend the maturity of its existing credit facility from June 23, 2002 until September 15, 2002.

Tower Records anticipates that this extension will accommodate the closing schedule for the company's pending sale of its Japanese operations and the simultaneous refinancing of its credit facility. In April 2002, the company announced that it had entered into an agreement to sell its Japanese operations and later announced that a closing date of August 15, 2002 had been set for the transaction.

The amendment of the company's credit facility also requires that the company receive and execute signed commitments for the refinancing of the entire balance of its credit facility. As reported in its filing with the Securities and Exchange Commission on June 14, 2002, Tower Records is currently in negotiations to refinance its credit facility.

ABOUT TOWER RECORDS

Since 1960 Tower Records has been recognized and respected throughout the world for its unique brand of retailing. Founded in Sacramento CA, by current Chairman Russ Solomon, the company's growth over four decades has made Tower Records a household name.

Tower Records owns and operates 171 stores worldwide with 58 franchise operations. The company opened one of the first Internet music stores on America Online in June 1995 and followed a year later with the launch of TowerRecords.com. The site was named "Best Music Commerce site" by Forrester Research.

Tower Records' commitment to introducing its customers to the latest trends in new product lines is paramount to the organization's retail philosophy. Tower forges ahead with the


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development of exciting shopping environments, espousing diverse product ranges, artist performance stages, personal electronics departments, and digital centers. Tower Records maintains its commitment to providing the deepest selection of packaged entertainment in the world merchandised in stores that celebrate the unique interests and needs of the local community.

This press release contains certain forward-looking statements. These forward-looking statements generally can be identified by the context of the statement or the use of words such as the Company or its management "believes," "anticipates," "intends," "expects," "plans," or words of similar meaning. Similarly, statements that describe the Company's future plans, objectives, strategies or goals are forward-looking statements. Although the management of the Company believes that the assumptions underlying the forward-looking statements are reasonable, these assumptions and the forward-looking statements are subject to various factors, risks and uncertainties, many of which are beyond the control of the Company, including, but not limited to: consumer demand for the Company's products, which is believed to be related to a number of factors, including overall consumer spending patterns, weather conditions and new releases available from suppliers; an increase in competition, including Internet competition and competition resulting from electronic or other alternative methods of delivery of music and other products to consumers, or unanticipated margin or other disadvantages relative to competitors; the continued availability and cost of adequate capital to fund the Company's operations; higher than anticipated interest, occupancy, labor, distribution and inventory shrinkage costs; unanticipated adverse litigation expenses or results; higher than anticipated costs associated with the implementation of the Company's business plan and/or lower than anticipated resulting operations and cash flow benefits; anticipated increases in the cost of merchandise sold by the Company; the changes in foreign currency rates and economic and political risks; the ability of the Company to comply with the ongoing monthly affirmative and negative covenants as prescribed under the Company's credit facility; the Company's ability to refinance or extend its credit facility prior to the maturity date thereof; the successful completion of the sale of the Company's Japanese operations; the ability of the Company to continue to service its senior subordinated notes; and the other risk factors disclosed in the Company's filing with the Securities and Exchange Commission, including its annual report on Form 10-K. Accordingly, actual results could differ from those contemplated by the forward-looking statements contained in this press release.